                                                                     EXHIBIT 2.1

________________________________________________________________________________




                         Agreement And Plan Of Merger

                                     Among

                             At Home Corporation,

                               Shop Nevada, Inc.

                                      And

                                  iMALL, Inc.


                                                                   July 12, 1999

________________________________________________________________________________

                               Table of Contents

                                                                                                             Page
                                                                                                             ----
ARTICLE I THE MERGER........................................................................................   2

     1.1 The Merger.........................................................................................   2
     1.2 Effective Time; Closing............................................................................   2
     1.3 Effect of the Merger...............................................................................   2
     1.4 Articles of Incorporation; Bylaws..................................................................   2
     1.5 Directors and Officers.............................................................................   3
     1.6 Effect on Capital Stock............................................................................   3
     1.7 Surrender of Certificates..........................................................................   4
     1.8 No Further Ownership Rights in Company Common Stock................................................   6
     1.9 Lost, Stolen or Destroyed Certificates.............................................................   6
     1.10 Restricted Stock..................................................................................   6
     1.11 Tax and Accounting Consequences...................................................................   7
     1.12 Taking of Necessary Action; Further Action........................................................   7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF COMPANY........................................................   7

     2.1 Organization; Subsidiaries.........................................................................   7
     2.2 Company Capital Structure..........................................................................   8
     2.3 Obligations With Respect to Capital Stock..........................................................   9
     2.4 Authority..........................................................................................  10
     2.5 SEC Filings; Company Financial Statements..........................................................  11
     2.6 Absence of Changes.................................................................................  12
     2.7 Taxes..............................................................................................  13
     2.8 Title to Properties; Absence of Liens and Encumbrances.............................................  15
     2.9 Intellectual Property..............................................................................  16
     2.10 Compliance with Laws; Permits; Restrictions.......................................................  19
     2.11 Litigation........................................................................................  20
     2.12 Employee Benefit Plans............................................................................  20
     2.13 Environmental Matters.............................................................................  25
     2.14 Agreements, Contracts and Commitments.............................................................  26
     2.15 Change of Control Payments........................................................................  27
     2.16 Insurance.........................................................................................  27
     2.17 Disclosure........................................................................................  27
     2.18 Board Approval....................................................................................  28
     2.19 Brokers' and Finders' Fees........................................................................  28
     2.20 Fairness Opinion..................................................................................  28
     2.21 Nevada Law; Rights Agreement......................................................................  28
     2.22 Related Party Transactions........................................................................  29
     2.23 Internet Yellow Pages.............................................................................  29

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND

                               Table of Contents

                                                                                                             Page
                                                                                                             ----
MERGER SUB...................................................................................................  29

     3.1 Organization of Parent and Merger Sub...............................................................  30
     3.2 Parent and Merger Sub Capital Structure.............................................................  30
     3.3 Authority...........................................................................................  31
     3.4 SEC Filings; Parent Financial Statements............................................................  32
     3.5 Absence of Changes..................................................................................  33
     3.6 Litigation..........................................................................................  33
     3.7 Disclosure..........................................................................................  33
     3.8 Board Approval......................................................................................  34

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME...............................................................  34

     4.1 Conduct of Business by Company......................................................................  34

ARTICLE V ADDITIONAL AGREEMENTS..............................................................................  37

     5.1 Proxy Statement/Prospectus; Registration Statement; Antitrust and Other Filings.....................  37
     5.2 Meeting of Company Stockholders.....................................................................  38
     5.3 Confidentiality; Access to Information..............................................................  40
     5.4 No Solicitation.....................................................................................  40
     5.5 Public Disclosure...................................................................................  42
     5.6 Reasonable Efforts; Notification....................................................................  42
     5.7 Third Party Consents................................................................................  43
     5.8 Stock Options.......................................................................................  43
     5.9 Registrations.......................................................................................  44
     5.10 Indemnification....................................................................................  44
     5.11 Nasdaq Listing.....................................................................................  45
     5.12 Affiliates; Restrictive Legend.....................................................................  45
     5.13 Letter of Company's Accountants....................................................................  45
     5.14 Takeover Statutes..................................................................................  45
     5.15 Certain Employee Benefits..........................................................................  46
     5.16 Amendment of Company's Articles....................................................................  46
     5.17 Parent Warrant.....................................................................................  46

ARTICLE VI CONDITIONS TO THE MERGER..........................................................................  46

     6.1 Conditions to Obligations of Each Party to Effect the Merger........................................  46
     6.2 Additional Conditions to Obligations of Company.....................................................  47
     6.3 Additional Conditions to the Obligations of Parent and Merger Sub...................................  48

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER................................................................  49

     7.1 Termination.........................................................................................  49

                               Table of Contents

                                                                                                             Page
                                                                                                             ----
     7.2 Notice of Termination; Effect of Termination........................................................  51
     7.3 Fees and Expenses...................................................................................  51
     7.4 Amendment...........................................................................................  52
     7.5 Extension; Waiver...................................................................................  52

ARTICLE VIII GENERAL PROVISIONS..............................................................................  53

     8.1 Non-Survival of Representations and Warranties......................................................  53
     8.2 Notices.............................................................................................  53
     8.3 Interpretation; Certain Defined Terms...............................................................  54
     8.4 Counterparts........................................................................................  55
     8.5 Entire Agreement; Third Party Beneficiaries.........................................................  55
     8.6 Severability........................................................................................  55
     8.7 Other Remedies; Specific Performance................................................................  55
     8.8 Governing Law.......................................................................................  56
     8.9 Rules of Construction...............................................................................  56
     8.10 Assignment.........................................................................................  56
     8.11 Waiver of Jury Trial...............................................................................  56


                                 Index of Exhibits


  Exhibit A      Form of Parent Warrant

                         Agreement and Plan of Merger


     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of July 12 1999 among At Home Corporation, a Delaware corporation ("Parent"), located at 425 Broadway, Redwood City, California 94063, Shop Nevada, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), located at 425 Broadway, Redwood City, California 94063, and iMALL, Inc., a Nevada corporation ("Company"), located at 233 Wilshire Boulevard, Suite 820, Santa Monica, California 90401.

                                   Recitals

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes ("Nevada Law"), Parent and Company intend to enter into a business combination transaction.

     B. The Merger (as defined in Section 1.1) is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. The Board of Directors of Company (i) has determined that the Merger is advisable and fair to, and in the best interests of, Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement for all purposes under Nevada Law and (iii) has determined to recommend that the stockholders of Company approve this Agreement and the Merger.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of Company are entering into voting agreements in which such stockholders have agreed to vote in favor of the Merger (the "Company Voting Agreements"). The Board of Directors of Company has approved the Company Voting Agreements.

     E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, (i) certain officers of Company are entering into amendments, with Parent and Company, to their current employment agreements with Company, effective upon the Effective Time (as defined in Section 1.2) (such agreements, as amended, collectively, the "Amended Employment Agreements"), and (ii) certain officers of Company are entering into noncompetition agreements with Parent, effective upon the Effective Time (collectively, the "Noncompetition Agreements").

     F. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, (i) Company and First Data Merchant Services Corporation, a Florida corporation ("First Data"), are entering into two amendments to and restatements of the Development and Marketing Agreement, dated as of October 30, 1998 (the "Marketing Agreement") between Company and First Data, the "First Amended and Restated Development and Marketing Agreement" and the "Second Amended and Restated Development and Marketing Agreement", (ii) Company and First Data are amending the Investment Agreement, dated as of October 30, 1998 between the Company and First Data, (such agreement, the "Investment Agreement", and, as amended, the "Amended Investment Agreement"), and (iii) Parent and First Data are entering into a Marketing Agreement (the "Parent-First Data Agreement", and, together with the First Amended and Restated Development and Marketing Agreement, the Second Amended and Restated Development and Marketing Agreement, and the Amended Investment Agreement, collectively, the "First Data Agreements").

     In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:


                                   Article I
                                  The Merger

     1.1  The Merger.  At the Effective Time and subject to and upon the terms
          ----------
and conditions of this Agreement and the applicable provisions of Nevada Law, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

     1.2  Effective Time; Closing.  Subject to the provisions of this Agreement,
          -----------------------
the parties hereto shall cause the Merger to be consummated by filing articles of merger, in such appropriate form as determined by the parties, with the Secretary of State of the State of Nevada in accordance with the relevant provisions of Nevada Law (the "Articles of Merger") (the time of such filing (or such later time as may be agreed in writing by Company and Parent and specified in the Articles of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     1.3  Effect of the Merger.  At the Effective Time, the effect of the
          --------------------
Merger shall be as provided in this Agreement and the applicable provisions of Nevada Law. Without limiting the generality of the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation without reversion or impairment, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaws.
          ---------------------------------

          (a) At the Effective Time, the Articles of Incorporation of Surviving Corporation shall be amended to conform to the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time; provided, however, that at the Effective Time, Article I of the Articles of Incorporation of the Surviving Corporation shall not be so amended.

          (b) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The initial directors of the Surviving
          ----------------------
Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly appointed.

     1.6  Effect on Capital Stock.  Subject to the terms and conditions of
          -----------------------
this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Company or the holders of any of the following securities:

          (a)  Conversion of Company Common Stock. Each share of common stock,
               ----------------------------------
par value $0.008 per share, of Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b), will be canceled and extinguished and automatically converted (subject to Sections 1.6(d) and (e)) into the right to receive 0.46 (the "Exchange Ratio") of a share of Series A Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock").
As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, certificates representing the shares of Parent Common Stock, and cash in lieu of fractional shares of Parent Common Stock to the extent provided in Section 1.7(e).

          (b)  Cancellation of Company-Owned and Parent-Owned Stock.  Each share
               ----------------------------------------------------
of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)  Capital Stock of Merger Sub.  Each share of common stock, no par
               ---------------------------
value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation. Each certificate evidencing ownership of shares of the common stock of Merger Sub shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d)  Adjustments to Exchange Ratio.  The Exchange Ratio shall be
               -----------------------------
adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (e)  Fractional Shares.  No fraction of a share of Parent Common Stock
               -----------------
will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing sale price of one share of Parent Common Stock for the ten most recent days that Parent Common Stock has traded ending with and including the trading day immediately prior to the Effective Time, as reported on the Nasdaq Stock Market.

          (f)  Stock Options; Warrants.  At the Effective Time, all options to
               -----------------------
purchase Company Common Stock then outstanding under the Company's 1997 Stock Option Plan and 1999 Stock Option Plan (together, the "Company Stock Option Plans") shall be assumed by Parent in accordance with Section 5.8 of this Agreement. At the Effective Time, all Company Warrants (as defined in Section 2.2) then outstanding shall be assumed by Parent in accordance with Section 5.8 of this Agreement.

     1.7  Surrender of Certificates.
          -------------------------

          (a)  Exchange Agent.  Parent shall select a bank or trust company
               --------------
acceptable to Company to act as the exchange agent (the "Exchange Agent") in the Merger.

          (b)  Provision of Common Stock.  Promptly after the Effective Time,
               -------------------------
Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to
Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to
Section 1.6(e) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(d).

          (c)  Exchange Procedures.  Promptly after the Effective Time, Parent
               -------------------
shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates ("Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of

Parent Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(e) and any dividends or other distributions pursuant to Section 1.7(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d).

          (d)  Distributions With Respect to Unexchanged Shares. No dividends or
               ------------------------------------------------
other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(e) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

          (e)  Transfers of Ownership.  If certificates representing shares of
               ----------------------
Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)  No Liability.  Notwithstanding anything to the contrary in this
               ------------
Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in Company Common Stock.  All shares of
          ---------------------------------------------------
Parent Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(e) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9  Lost, Stolen or Destroyed Certificates.  In the event that any
          --------------------------------------
Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Certificates were converted pursuant to Section 1.6, cash for fractional shares, if any, as may be required pursuant to Section 1.6(e) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Restricted Stock.  If any shares of the Company Common Stock that
          ----------------
are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares ("Company Restricted Stock") may be forfeited or repurchased by the Company upon any termination of the stockholders' employment, directorship or other relationship with the Company (and/or any affiliate of the Company) under the terms of any restricted stock purchase agreement or other agreement with the Company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition lapses upon consummation of the Merger, then the shares of Parent Common Stock issued upon the conversion of such shares of Company Common Stock in the Merger will continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, and the certificates representing such shares of Parent Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. A listing of the holders of Company Restricted Stock, together with the number of shares of Company Restricted Stock held by each, is set forth on
Part 1.10 of the Company Letter.

     1.11 Tax and Accounting Consequences.
          -------------------------------

          (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Code and Sections 1.368-2(g) and 1.368-3(a) of the Federal Income Tax Regulations.

          (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a purchase.

     1.12 Taking of Necessary Action; Further Action.  If, at any time after
          ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action. Parent shall cause Merger Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.


                                   Article II
                   Representations and Warranties of Company

     As of the date of this Agreement and as of the Closing Date, Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation delivered by Company to Parent dated as of the date hereof and certified by a duly authorized officer of Company (the "Company Letter"), as follows:

     2.1  Organization; Subsidiaries
          --------------------------

          (a) Company and, except as disclosed in Part 2.1 of the Company Letter, each of its subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted; and (iii) except as would not be material to Company, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

          (b) Other than the corporations identified in Part 2.1 of the Company Letter , neither Company nor any of the other corporations or other entities identified in Part 2.1 of the Company Letter owns any capital stock of, or any equity interest of any nature in, any corporation, partnership, joint venture arrangement or other business entity, other than the entities identified in Part
2.1 of the Company Letter, except for passive investments in equity interests of public companies as part of the cash management program of the Company. Except as set forth in Part 2.1(b) of the Company Letter, all outstanding shares of capital stock of each subsidiary of Company have been validly issued and are fully paid and nonassessable and are owned by Company or another subsidiary of Company, free and clear of all Encumbrances. Neither Company nor any of its subsidiaries has agreed or is obligated to make, or is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect under which it may become obligated to make any future investment in or capital contribution to any other entity. Neither Company nor any of its subsidiaries, has, at any time, been a general partner of any general partnership, limited partnership or other entity. Part 2.1 of the Company Letter indicates the jurisdiction of organization of each entity listed therein and Company's direct or indirect equity interest therein.

          (c) Except as set forth in Part 2.1(c) of the Company Letter, Company has delivered or made available to Parent a true and correct copy of the Articles of Incorporation and Bylaws of Company and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Company nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

     2.2  Company Capital Structure.
          -------------------------

          (a) The authorized capital stock of Company consists of 37,500,000 shares of Company Common Stock, of which there were 17,990,028 shares issued and outstanding as of July 9, 1999, and 10,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. Except as disclosed in Part 2.2 of the Company Letter, all outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Company or any agreement or document to which Company is a party or by which it is bound. As of the date of this Agreement, there are 118,750 shares of Company Common Stock held in treasury by Company. No shares of Company Common Stock have been issued without certificates. From and after the Effective Time, the shares of Parent Common Stock issued in exchange for any shares of Company Restricted Stock will, without any further act of Parent, the Company or any other person, become subject to the restrictions, conditions and other provisions of such Company Restricted Stock, and Parent will automatically succeed to and become entitled to exercise the Company's rights and remedies under such Company Restricted Stock. As of July 9, 1999, Company had reserved an aggregate of 4,000,000 shares of Company Common Stock for issuance pursuant to the Company Stock Option Plans. Stock options granted under the Company Stock Option Plans are collectively referred to in this Agreement as "Company Options." As of July 9, 1999, there were Company Options outstanding to purchase an aggregate of 2,930,598 shares of Company Common Stock. As of July 9, 1999, there were warrants outstanding to purchase an aggregate of 2,384,097 shares of Company Common Stock (collectively, "Company Warrants"). As of the date of this Agreement, no event has occurred which would require an adjustment to the

"Warrant Share Amount" or "Exercise Price" (as such terms are defined therein) of the warrant issuable to First Data pursuant to the Investment Agreement (the "First Data Warrant"). All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Part 2.2 of the Company Letter list for each person who held Company Options or Company Warrants as of July 8, 1999, the name of the holder of such option or warrant, the Company Stock Option Plan under which such option was granted, the exercise price of such option or warrant, the number of shares as to which such option or warrant had vested at such date, the vesting schedule for such option or warrant and whether the exercisability of such option or warrant will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration, if any. The terms of the Company Options and Company Warrants, respectively, permit the assumption of the Company Options and Company Warrants as provided by Section 5.8 of this Agreement without the consent or approval of the holders of the Company Options or Company Warrants, Company's stockholders or otherwise and without any acceleration of the exercise schedule or vesting provisions of such Company Options or Company Warrants, respectively.

          (b) Except as set forth in Part 2.2(b) of the Company Letter, all outstanding shares of Company Common Stock or other capital stock of Company, all outstanding Company Options and Company Warrants, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and, to the knowledge of Company, other applicable Legal Requirements (as defined below) and (ii) all material requirements set forth in applicable agreements or instruments. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below).

     2.3  Obligations With Respect to Capital Stock.  Except as set forth in
          -----------------------------------------
Part 2.3 of the Company Letter, there are no equity securities, partnership interests or similar ownership interests of any class of Company equity security, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Company owns free and clear of all Encumbrances (as defined herein), directly or indirectly through one or more subsidiaries, and except for shares of capital stock or other similar ownership interests of certain subsidiaries of Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such subsidiaries, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any subsidiary of Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Part 2.2 or
Part 2.3 of the Company Letter, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company or any of its subsidiaries is a party or by which it is bound obligating Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or any of its subsidiaries or obligating Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Part 2.3 of the Company Letter or as contemplated by this Agreement, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company is a party or by which it is bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries. Stockholders of Company will not be entitled to dissenters' or appraisal rights under applicable state law (including under Section 92A.300 et seq. of Nevada Law) in connection with the Merger. For purposes of this Agreement, "Encumbrances" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     2.4  Authority.
          ---------

          (a) Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject only to the approval of this Agreement and the Merger by Company's stockholders as contemplated by Section
5.2 and the filing of the Articles of Merger pursuant to Nevada Law. Notwithstanding Company's agreement in Section 5.16 to seek the approval of Company's stockholders of the Articles Amendment (as defined in Section 5.16), whether or not the Articles Amendment is approved and effected, an affirmative vote of a majority of the voting power of the Company is sufficient for Company's stockholders to approve this Agreement and the Merger. No separate voting by a class of the Company's stockholders is or will be required in connection with the approval of the Merger or the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and, assuming the due execution and delivery by Parent and Merger Sub, constitute the valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement by Company does not, and the performance of this Agreement by Company will not,
(i) conflict with or violate the Articles of Incorporation or Bylaws of Company or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of this Agreement and the Merger by Company's stockholders as contemplated by Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which Company or any of its subsidiaries or any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a material Encumbrance on any of the material properties or assets of Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, concession, or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective assets are bound or affected.
Part 2.4 of the Company Letter list all consents, waivers and approvals under any of Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to Company or any of its subsidiaries, Parent or the Surviving Corporation.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity"), is required to be obtained or made by Company in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) the filing of the Proxy Statement/Prospectus (as defined in Section 2.17) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the effectiveness of the Registration Statement (as defined in Section 2.17),
(iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company or Parent or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

     2.5  SEC Filings; Company Financial Statements.
          -----------------------------------------

          (a) Except as disclosed in Part 2.5(a) of the Company Letter, Company has filed all forms, reports and documents required to be filed by Company with the SEC since January 1, 1997 and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Company may file subsequent to the date hereof) are referred to herein as the "Company SEC Reports." As of their respective dates, the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities

Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Company SEC Report. Except as set forth in Part 2.5(a) of the Company Letter, all documents required to be filed as exhibits to the Company SEC Reports have been so filed. None of Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "Company Financials"), including each Company SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of Company and its subsidiaries as at the respective dates thereof and the consolidated results of Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The audited balance sheet of Company contained in the Company SEC Reports as of December 31, 1998 is hereinafter referred to as the "Company Balance Sheet." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet neither Company nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a consolidated balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

          (c) Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

     2.6  Absence of Changes.  Except as set forth in Part 2.6 of the Company
          ------------------
Letter, since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Effect (as defined in Section 8.3(c)) with respect to Company,
(ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, or any issuance of, any of Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Company's or any of its subsidiaries' capital stock,
(iv) any granting by Company or any of its subsidiaries of any increase in compensation or fringe benefits to any of their officers or employees, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company or any of its subsidiaries of any bonus to any of their officers or employees, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company or any of its subsidiaries of any increase in severance or termination pay or any entry by Company or any of its subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) any material change or alteration in the policy of Company relating to the granting of stock options to its employees and consultants, (vi) entry by Company or any of its subsidiaries into, or material modification, amendment or cancellation of, any licensing, distribution, marketing, reseller, merchant services, advertising, sponsorship or other similar agreement other than any such agreement entered into in the ordinary course of Company's business consistent with past practice which (A) provides (or reasonably could provide) for payments by or to, or the incurrence of obligations or expenses by, Company or its subsidiaries in an amount less than $25,000 in any year, and (B) involves the performance of obligations for a period of one year or less (such excepted agreements, collectively, "Ordinary Course Agreements"), (vii) any acquisition, sale or transfer of any material asset of Company or any of its subsidiaries other than in the ordinary course of business, (viii) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or
(ix) any material revaluation by Company of any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business. Those agreements deemed to be Ordinary Course Agreements by reason of subclause (A) of clause (vi) do not provide for payments by or to, or the incurrence of obligations or expenses by, Company and its subsidiaries in excess of $250,000 in the aggregate.

     2.7  Taxes.
          -----

          (a)  Definition of Taxes.  For the purposes of this Agreement, "Tax"
               -------------------
or "Taxes" refers to (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated consolidated, combined or unitary group, and (iii) any liability for amounts of the type described in clauses (i) and (ii) as a result of any express or implied obligation to indemnify another person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)  Tax Returns and Audits.
               ----------------------

               (i) Except as set forth in Part 2.7(b)(i) of the Company Letter, Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by or on behalf of Company and each of its subsidiaries with any Tax authority, except where the failure to file such Returns would not be material to Company. Such Returns are true, correct and complete in all material respects, and Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

               (ii) Except as set forth in Part 2.7(b)(ii) of the Company Letter, Company and each of its subsidiaries have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, except such Taxes which are not material to Company .

               (iii) Neither Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company or any of its subsidiaries, nor has Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

               (iv) No audit or other examination of any Return of Company or any of its subsidiaries by any Tax authority is presently in progress, nor has Company or any of its subsidiaries been notified in writing, or to the knowledge of Company, orally, of any request for such an audit or other examination.

               (v) No adjustment relating to any Returns filed by Company or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to Company or any of its subsidiaries or any representative thereof.

               (vi) Neither Company nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since the date of the Company Balance Sheet in connection with the operation of the business of Company and its subsidiaries in the ordinary course.

               (vii) There is no contract, agreement, plan or arrangement to which Company is a party, including but not limited to the provisions of this Agreement and the agreements entered into in connection with this Agreement, covering any employee or former employee of Company or any of its subsidiaries that, individually or collectively, would give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

               (viii) Neither Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company.

               (ix) Neither Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

               (x) Except as may be required as a result of the Merger, Company and its subsidiaries have not been and will not be required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

               (xi) None of Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

               (xii) Company has made available to Parent or its legal or accounting representatives copies of all foreign, federal and state income tax and all state sales and use tax Returns for the Company and each of its subsidiaries filed for all periods since December 31, 1995.

               (xiii) There are no Encumbrances of any sort on the assets of the Company or Subsidiary relating to or attributable to Taxes, other than liens for Taxes not yet due and payable.

     2.8  Title to Properties; Absence of Liens and Encumbrances.
          ------------------------------------------------------

          (a) Part 2.8 of the Company Letter list all real property leases to which Company is a party that provide for annual payments of $100,000 or more, and each amendment thereto that is in effect as of the date of this Agreement. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) that could give rise to a claim against Company in an amount greater than $25,000. Other than the leaseholds created under the real property leases identified in Part 2.8 of the Company Letter, the Company and its subsidiaries own no interests in real property.

          (b) Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances, except as reflected in the Company Financials and except for liens for Taxes not yet due and payable and such Encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.9  Intellectual Property.  For the purposes of this Agreement, the
          ---------------------
following terms have the following definitions:

          "Intellectual Property" shall mean any or all of the following and all rights in, arising out of; or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world (collectively, "Trademarks"); (vi) all databases and data collections and all rights therein throughout the world including but not limited to User Data (as defined below); (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

          "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company or one of its subsidiaries.

          "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and
          (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

          "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company or one of its subsidiaries.

          "User Data" means, known, assumed or inferred information or attributes about a user or subscriber.

          (a) No material Company Intellectual Property or product or service of Company is subject to any proceeding or outstanding decree, order, judgment, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property, except for restrictions on User Data included in published privacy policies of Company or any of its subsidiaries.

          (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property.

          (c) Company or one of its subsidiaries owns and has good and exclusive title to, or has license sufficient for the conduct of its business as currently conducted to, each material item of Company Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions). Company reasonably believes that it will be able to obtain on commercially reasonable terms each material item of Company Intellectual Property, free and clear of any Encumbrance (excluding licenses and related restrictions), required to conduct its business as proposed to be conducted. Company or one of its subsidiaries is the exclusive owner of all material Trademarks used in connection with the operation or conduct of the business of Company and its subsidiaries, including the sale of any products or the provision of any services by Company and its subsidiaries.

          (d) Company or one of its subsidiaries owns exclusively, and has good title to, all copyrighted works that are Company products or which Company otherwise expressly purports to own.

          (e) To the extent that any material Intellectual Property has been developed or created by a third party for Company or any of its subsidiaries, Company or its subsidiaries, as the case may be, has a written agreement with such third party with respect thereto and Company or its subsidiary thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment.

          (f) Neither Company nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

          (g) Part 2.9 of the Company Letter list all material contracts, licenses and agreements to which Company or any of its subsidiaries is a party
(i) with respect to Company Intellectual Property licensed or transferred to any third party (other than Ordinary Course

Agreements); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company or any of its subsidiaries.

          (h) All material contracts, licenses and agreements relating to the Company Intellectual Property to which Company or any of its subsidiaries is a party are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. Company and each of its subsidiaries are in material compliance with, and have not materially breached any term of any of such contracts, licenses and agreements and, to the knowledge of Company and its subsidiaries, all other parties to such contracts, licenses and agreements are in compliance in all material respects with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of Company's and its subsidiaries' rights under such contracts, licenses and agreements to the same extent Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay.

          (i) The operation of the business of Company as such business currently is conducted, including Company's design, development, marketing and sale of the products or services of Company (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (j) Company has not received notice from any third party that the operation of the business of Company or any act, product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (k) To the knowledge of Company, no person has or is infringing or misappropriating any material Company Intellectual Property.

          (l) Company and its subsidiaries have taken reasonable and appropriate steps to protect Company's and its subsidiaries' rights in Company's and such subsidiaries' confidential information and trade secrets that they wish to protect or any trade secrets or confidential information of third parties provided to Company or such subsidiaries, and, without limiting the foregoing, Company and its subsidiaries have and enforce a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and its subsidiaries have executed such an agreement, except where the failure to do so in respect of employees not involved in development of the Company Intellectual Property is not reasonably expected to be material to Company. All disclosure of material confidential information of Company or its subsidiaries provided to third parties has been pursuant to a written agreement between Company or such subsidiary and such third party

          (m) The Development and Operational Services, Marketing Services, Electronic Commerce Tools, and Company Software (as each such term is defined in the Marketing Agreement) are and shall remain year 2000 compliant in that: date data from at least 1900 through 2101 will process without error or interruption due solely to the change in century, in any level of computer hardware, software or services, including, microcode, firmware, system and application programs, files, databases and computer services; there will be no loss of functionality of any of the foregoing due solely to the change in century, with respect to the introduction, processing or output of records containing dates falling on or after January 1, 2000; and on and after January 1, 2000, all of the foregoing will continue to be interoperable, in the same manner as they are prior to January 1, 2000, with software and hardware that may deliver records to, receive records from or interact with the foregoing in the course of processing data, provided that such other software and hardware uses a century windowing or interpretive approach (with a pivot year of 50). Except as set forth in Part 2.9(m) of the Company Letter, since January 1, 1998, neither Company nor any of its subsidiaries has given to customers any written representations or warranties or indemnities with respect to year 2000 compliance or conformity, except where Company's liability is limited to amounts paid to Company pursuant to the contract in which such representation, warranty or indemnity appears and lost profits and consequential damages are expressly excluded.

     2.10 Compliance with Laws; Permits; Restrictions.
          -------------------------------------------

          (a) Except as disclosed in Part 2.10 of the Company Letter, neither Company nor any of its subsidiaries is, in any material respect, in conflict with, or in default or in violation of (i) any law, rule, regulation, order, judgment or decree applicable to Company or any of its subsidiaries or by which Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company or any of its subsidiaries is a party or by which Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for such conflicts, violations and defaults that (individually or in the aggregate) would not cause Company to lose any material benefit or incur any material liability. No investigation or review by any Governmental Entity is pending or, to Company's knowledge, has been threatened in a writing delivered to Company against Company or any of its subsidiaries, nor, to Company's knowledge, has any Governmental Entity indicated an intention to conduct an investigation of Company or any of its subsidiaries. Neither Company nor any of its subsidiaries is liable, either primarily or jointly and severally with any other party, for any fines, penalties or other amounts payable to any Governmental Entity, which, in the case of a subsidiary (but not Company) exceed $10,000. There is no agreement, judgment, injunction, order or decree binding upon Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company or any of its subsidiaries, any acquisition of material property by Company or any of its subsidiaries, the conduct of business by Company as currently conducted, or the Merger or other transactions contemplated by this Agreement. Except as set forth in Part 2.10 of the Company Letter, neither Company nor any of its subsidiaries is subject to any reporting or filing requirement with or to any Governmental Entity other than such requirements which are applicable to companies similarly situated to Company or such subsidiary.

          (b) Company and its subsidiaries hold, to the extent legally required, all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to and required for the operation of the business of Company as currently conducted (collectively, the "Company Permits"). Company and its subsidiaries are in compliance in all respects with the terms of each Company Permit, except where the failure to be in compliance with the terms of such Company Permit would not be material to Company.

     2.11 Litigation.
          ----------

          (a) Except as disclosed in Part 2.11 of the Company Letter, there are no claims, suits, actions or proceedings pending or, to the knowledge of Company, threatened against, relating to or affecting Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Company or, following the Merger, to the Surviving Corporation, or have a material adverse effect on the ability of the parties hereto to consummate the Merger. Except as disclosed in
Part 2.11 of the Company Letter, no Governmental Entity has at any time challenged or questioned in a writing delivered to Company the legal right of Company to design, offer or sell any of its products or services in the present manner or style thereof. Except as set forth in Part 2.11 of the Company Letter, as of the date hereof, to the knowledge of Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, cause or provide a bona fide basis for a director or executive officer of Company to seek indemnification from the Company.

          (b) Company has never been subject to an audit, compliance review, investigation or like contract review by the GSA office of the Inspector General or other Governmental Entity or agent thereof in connection with any government contract (a "Government Audit"), to the Company's knowledge no Government Audit is threatened or reasonably anticipated, and in the event of such Government Audit, to the knowledge of the Company no basis exists for a finding of noncompliance with any material provision of any government contract or a refund of any amounts paid or owed by any Governmental Entity pursuant to such government contract. For each item disclosed in the Company Letter pursuant to this Section 2.11 a true and complete copy of all correspondence and documentation with respect thereto has been provided to Parent.

     2.12 Employee Benefit Plans.
          ----------------------

          (a)  Definitions.  With the exception of the definition of "Affiliate"
               -----------
set forth in Section 2.12(a)(i) below (which definition shall apply only to this Section 2.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

          (i) "Affiliate" shall mean any other person or entity under common control with Company within the meaning of Section 414(b), (c) or (m) of the Code and the regulations issued thereunder;

          (ii) "Company Employee Plan" shall mean any material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan" within the meaning of
Section 3(3) of ERISA without regard to materiality which is or has been maintained, contributed to, or required to be contributed to, by Company or any Affiliate for the benefit of any Employee;

          (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

          (iv)   "DOL" shall mean the Department of Labor;

          (v) "Employee" shall mean any current, former, or retired common law employee, officer, or director of Company or any Affiliate;

          (vi) "Employee Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Company or any Affiliate and any Employee or consultant which pertains to a service provider who is receiving or will receive payments from the Company of $85,000 or more in any calendar year;

          (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

          (ix) "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by Company, whether informally or formally, for the benefit of Employees outside the United States;

          (x)    "IRS" shall mean the Internal Revenue Service;

          (xi) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

          (xii)  "PBGC" shall mean the Pension Benefit Guaranty
Corporation; and

          (xiii) "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

     (b)  Schedule.  Part 2.12 of the Company Letter contain an accurate and
          --------
complete list of each Company Employee Plan and each Employee Agreement.
Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

     (c)  Documents.  Company has provided to Parent:  (i) correct and complete
          ---------
copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any filings required under the Code or ERISA or any examination or submission under IRS Revenue Procedure 98-22 with respect to any Company Employee Plan; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Company; (ix) all COBRA forms and related notices currently in use; and (x) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

     (d)  Employee Plan Compliance.  (i) Company has performed in all material
          ------------------------
respects all obligations required to be performed by it under, is not in default or violation of; and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in substantial compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code provided that any disqualifying defect in the operation of the plan may be corrected under APRSC as defined in Revenue Procedure 98-22; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the

Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) Company has not engaged in any "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under
Section 408 of ERISA, with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vii) neither Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code. Company has timely made all required contributions to each Company Employee Plan through the date hereof (and the Closing Date) or has accrued such amounts on the Company Financials.

     (e)  Pension Plans.  Company does not now, nor has it ever, maintained,
          -------------
established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

     (f)  Multiemployer Plans.  At no time has Company contributed to or been
          -------------------
requested to contribute to any Multiemployer Plan.

     (g)  No Post-Employment Obligations.  No Company Employee Plan provides,
          ------------------------------
or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

     (h)  COBRA; FMLA.  Neither Company nor any Affiliate has, prior to the
          -----------
Effective Time, and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

     (i)  Effect of Transaction.
          ---------------------

          (i) Except as disclosed in Part 2.12(i)(i) of the Company Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (ii) Except as disclosed in Part 2.12(i)(ii) of the Company Letter, no payment or benefit which will or may be made by Company or its Affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code or will be treated as a nondeductible expense within the meaning of Section 162 of the Code.

     (j)  Employment Matters.  Company and each of its subsidiaries:  (i) is in
          ------------------
compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) to Company's knowledge, is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or, to Company's knowledge, threatened or reasonably anticipated claims or actions against Company under any worker's compensation policy or long-term disability policy. To Company's knowledge, no Employee of Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such Employee is bound due to such Employee being employed by Company and disclosing to Company or using trade secrets or proprietary information of any other person or entity.

     (k)  Labor.  No work stoppage or labor strike against Company is pending,
          -----
threatened or reasonably anticipated. Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Company. Neither Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Company.

     (l)  International Employee Plan.  Each International Employee Plan has
          ---------------------------
been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has any unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason.

     2.13  Environmental Matters.
           ---------------------

           (a)  Hazardous Material.  Except as would not result in material
                ------------------
liability to Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies and other hazardous substances used in compliance with law (a "Hazardous Material") are present, as a result of the actions of Company or any of its subsidiaries or any affiliate of Company, or, to Company's knowledge (in this case not including a duty of inquiry), as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof that Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

           (b)  Hazardous Materials Activities.  Except as would not result in a
                ------------------------------
material liability to Company (in any individual case or in the aggregate) (i) neither Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Company nor any of its subsidiaries has disposed of; transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

           (c)  Permits.  Company and its subsidiaries currently hold all
                -------
environmental approvals, permits, licenses, clearances and consents (the "Company Environmental Permits") material to and necessary for the conduct of Company's and its subsidiaries' Hazardous Material Activities and other businesses of Company and its subsidiaries as such activities and businesses are currently being conducted.

           (d)  Environmental Liabilities.  No action, proceeding, revocation
                -------------------------
proceeding, amendment procedure, writ or injunction is pending, and to Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against Company or any of its subsidiaries in a writing delivered to Company concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Company or any of its subsidiaries. To the knowledge of Company(in this case not including a duty of inquiry), there is no fact or circumstance which could involve Company or any of its subsidiaries in any environmental litigation or impose upon Company any material environmental liability.

     2.14  Agreements, Contracts and Commitments.  Except as otherwise set forth
           -------------------------------------
in Part 2.14 of the Company Letter, neither Company nor any of its subsidiaries is a party to or is bound by:

           (a) any employment agreement, contract or commitment with any employee or member of Company's Board of Directors, other than those that are terminable by Company or any of its subsidiaries on no more than thirty days notice without liability or financial obligation, except to the extent general principles of wrongful termination law may limit Company's or any of its subsidiaries' ability to terminate employees at will, or any consulting agreement;

           (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

           (c) any agreement of indemnification, any guaranty or any instrument evidencing indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, or otherwise;

           (d) any agreement, obligation or commitment containing covenants purporting to limit or which effectively limit the Company's or any of its subsidiaries' freedom to compete in any line of business or in any geographic area or which would so limit Company or Surviving Corporation or any of its subsidiaries after the Effective Time or granting any exclusive distribution or other exclusive rights;

           (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company's subsidiaries;

           (f) any licensing, distribution, marketing, reseller, merchant services, advertising, sponsorship or other similar agreement other than Ordinary Course Agreements;

           (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology; or

           (h) (i) any other agreement, contract or commitment currently in effect that is material to Company's business as presently conducted and proposed to be conducted entered into since the filing of Company's Quarterly Report on Form 10-Q for the Fiscal Quarter ending March 31, 1999, or (ii) any amendment or modification to any agreement, contract or commitment required to be publicly filed by Company pursuant to the Exchange Act which has not been so filed as a result of such amendment or modification having been entered into subsequent to the filing of such Form 10-Q.

     Neither Company nor any of its subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Letter pursuant to clauses (a) through (h) above, pursuant to Section 2.9 hereof, or pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

     2.15  Change of Control Payments.  Part 2.15 of the Company Letter set
           --------------------------
forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers and directors of Company as a result of or in connection with the Merger.

     2.16  Insurance.  Part 2.16 of the Company Letter sets forth a complete
           ---------
list of each insurance policy held by Company or any of its subsidiaries and true and correct copies of such policies have been provided to Parent. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. Each such policy is in full force and effect. All premiums due and payable under all such policies have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. To the knowledge of Company, there has been no threatened termination of, or material premium increase with respect to, any of such policies.

     2.17  Disclosure.  None of the information supplied by Company for
           ----------
inclusion in the registration statement on Form S-4 (or any similar successor form thereto) to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (the "Registration Statement") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent or Merger Sub supplied by

Parent for inclusion or incorporation by reference in the Registration Statement. None of the information supplied by Company for inclusion in the proxy statement/prospectus to be filed with the SEC as part of the Registration Statement (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") will, at the time the Proxy Statement/Prospectus is mailed to Company's stockholders, or at the time of the meeting of the Company's stockholders to consider the approval of this Agreement, the Merger and the Articles Amendment (the "Company's Stockholders' Meeting") or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become misleading, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein about Parent or Merger Sub supplied by Parent for inclusion or incorporation by reference in the Proxy Statement/Prospectus. The Proxy Statement/Prospectus will comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

     2.18  Board Approval.  The Board of Directors of Company, by unanimous
           --------------
written consent dated July 10, 1999, (i) declared that, prior to such date, it had not acted on any proposed agreement, arrangement or understanding with Parent or any other party with respect to the transactions contemplated by this Agreement, the Company Voting Agreements or the Merger, and (ii) approved the continuation of negotiations for the purpose of reaching an agreement with respect thereto, and, at a meeting duly held on July 11, 1999, unanimously determined that the Merger is advisable and fair to, and in the best interests of, Company and its stockholders, approved this Agreement, the Company Voting Agreements, the Merger, the Articles Amendment and the other transactions contemplated by this Agreement under relevant Nevada Law, and determined to recommend that the stockholders of Company approve this Agreement, the Merger and the Articles Amendment.

     2.19  Brokers' and Finders' Fees.  Except for fees payable to BancBoston
           --------------------------
Robertson Stephens, Inc. pursuant to an engagement letter dated June 14, 1999, as amended June 18, 1999, a copy of which has been provided to Parent, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.20  Fairness Opinion.  Company's Board of Directors has received a
           ----------------
written opinion from BancBoston Robertson Stephens, Inc., dated as of the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair to Company's stockholders from a financial point of view, and has delivered to Parent a copy of such opinion.

     2.21  Nevada Law; Rights Agreement.  The Board of Directors of Company,
           ----------------------------
by unanimous written consent dated July 10, 1999, has taken all actions so that the provisions of Section 78.378 et seq. of Nevada Law applicable to the acquisition of a "controlling interest" (as defined in such Section 78.3785) and the restrictions on any "combination" with an "interested stockholder" (as defined in Sections 78.416 and 78.423, respectively) set forth in Section 78.438 and Section 78.439 of Nevada Law and any other applicable law or regulation having an adverse effect upon the consummation of the Merger and other transactions contemplated hereby, in each case, will not apply to the execution, delivery or performance of this Agreement or the Company Voting Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Voting Agreements. Without limiting the foregoing, the Board of Directors of Company has amended Company's Bylaws to exempt from the provisions of Sections 78.378 to
78.3793 of Nevada Law the execution, delivery and performance of this Agreement and the Company Voting Agreements and the consummation of the Merger and the other transactions contemplated by this Agreement and the Company Voting Agreements, which Bylaw amendment cannot by its terms be repealed or amended in a manner adverse to Parent without Parent's prior written consent unless this Agreement has been terminated in accordance with its terms. Neither Company nor any of its subsidiaries has adopted, nor are any of them subject to, a stockholder rights plan, "poison pill" or other anti-takeover or similar plan or arrangement, or entered into a stockholder rights agreement or any similar agreement or instrument with any entity (a "Rights Agreement").

     2.22  Related Party Transactions.  Except as set forth in the Company SEC
           --------------------------
Reports, and except as contemplated by this Agreement or as executed concurrently herewith or prior hereto at the request of Parent, since the date of Company's last proxy statement filed with the SEC, no event has occurred as of the date of this Agreement that would be required to be reported by Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     2.23  Internet Yellow Pages.  From January 1, 1999 through the date of
           ---------------------
this Agreement, Company's "Internet Yellow Pages" line of business has been responsible for less than $10,000 of revenues to Company and its subsidiaries. Company is currently able to, and immediately following the Closing, Surviving Corporation or Parent would be able to, discontinue the business operations of the "Internet Yellow Pages" without material liability to any third party. To Company's knowledge, no third party (other than RMS Internet Marketing Group, Inc. ("RMS")) has the right to resell space on the "Internet Yellow Pages". Company and its subsidiaries have, prior to the date of this Agreement, terminated all agreements and business dealings with RMS.


                                  Article III
            Representations and Warranties of Parent and Merger Sub

     As of the date of this Agreement and as of the Closing Date, Parent and Merger Sub represent and warrant to Company, subject to the exceptions specifically disclosed in writing in the disclosure letter and referencing a specific representation delivered by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "Parent Letter"), as follows:

     3.1  Organization of Parent and Merger Sub.
          -------------------------------------

          (a) Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the corporate or other power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted; and (iii) except as would not be material to Parent, is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

          (b) Parent and Merger Sub have made available to Company a true and correct copy of the Certificate of Incorporation or Articles of Incorporation and Bylaws of Parent and Merger Sub, each as amended to date, and each such instrument is in full force and effect. Neither Parent, Merger Sub nor any of their subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

     3.2  Parent and Merger Sub Capital Structure.
          ---------------------------------------

          (a) The authorized capital stock of Parent consists of 719,719,414 shares of common stock, par value $0.01 per share, of which 683,700,000 shares have been designated Series A Common Stock (or Parent Common Stock), 30,800,000 shares have been designated Series B Common Stock and 5,219,414 shares have been designated Series K Common Stock, of which there were 331,563,340 shares of Series A Common Stock, 30,800,000 shares of Series B Common Stock and 5,219,414 shares of Series K Common Stock issued and outstanding as of June 30, 1999, and 9,650,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are issued or outstanding as of June 30, 1999. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable. As of June 30, 1999: (i) there were options outstanding to purchase an aggregate of 50,608,261 shares of Parent Common Stock pursuant to Parent's stock option plans; and (ii) 1,775,542 shares of Parent Common Stock reserved for future issuance under Parent's 1997 Employee Stock Purchase Plan. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable.

          (b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, no par value, all of which, as of the date hereof, are issued and outstanding and are held by Parent. All of the outstanding shares of Merger Sub's common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

          (c) The Parent Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

     3.3  Authority.
          ---------

          (a) Parent has all requisite corporate power and authority to enter into this Agreement and the Company Voting Agreements and to consummate the transactions contemplated hereby and thereby. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Company Voting Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the filing of the Articles of Merger pursuant to Nevada Law. This Agreement and the Company Voting Agreements have each been duly executed and delivered by Parent and this Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by Company, constitute the valid and binding obligations of Parent and Merger Sub, respectively, enforceable against Parent and Merger Sub in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws affecting the rights of creditors generally and general principles of equity. The execution and delivery of this Agreement and the Company Voting Agreements by Parent and the execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement and the Company Voting Agreements by Parent and the performance of this Agreement by Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Merger Sub, (ii) subject to compliance with the requirements set forth in
Section 3.3(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which any of their respective properties is bound or affected, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of; or result in the creation of a material Encumbrance on any of the material properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties are bound or affected. Part 3.3 of the Parent Letter list all consents, waivers and approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would result in a material loss of benefits to Parent or the Surviving Corporation as a result of the Merger.

          (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution and delivery of this Agreement and the Company Voting Agreements or the consummation of the Merger, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (ii) the filing of the Registration Statement and a Schedule 13D with regard to the Company Voting Agreements in accordance with the Securities Act and the Exchange Act, and the effectiveness of the Registration Statement, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the HSR Act and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to Parent or Company or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

     3.4  SEC Filings; Parent Financial Statements.
          ----------------------------------------

          (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since January 1, 1997, and has made available to Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date of this Agreement by a subsequently filed Parent SEC Report. All documents required to be filed as exhibits to the Parent SEC Reports have been so filed. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 1O-Q, 8-K or any successor form under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The audited balance sheet of Parent contained in Parent SEC Reports as of December 31, 1998 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet neither Parent nor any of its subsidiaries has any liabilities required under GAAP to be set forth on a balance sheet (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except for liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and liabilities incurred in connection with this Agreement.

          (c) Parent has heretofore furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

     3.5  Absence of Changes.  Since the date of the Parent Balance Sheet there
          ------------------
has not been: (i) any Material Adverse Effect with respect to Parent, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) other than a two-for-one stock split of Parent's common stock on June 16, 1999, any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock,
(iv) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (v) any material revaluation by Parent of any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business.

     3.6  Litigation.  There are no claims, suits, actions or proceedings
          ----------
pending or, to the knowledge of Parent, threatened against, relating to or affecting Parent or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to be material to Parent or have a material adverse effect on the ability of the parties hereto to consummate the Merger.

     3.7  Disclosure.  None of the information supplied by Parent for inclusion
          ----------
in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein about Company supplied by Company for inclusion or incorporation by reference in the Registration Statement. None of the information supplied by Parent for inclusion in the Proxy Statement/Prospectus will, at the time the Proxy Statement/Prospectus is mailed to Company's stockholders, at the time of the Company Stockholders' Meeting or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting which has become misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein about Company supplied by Company for inclusion or incorporation by reference in the Proxy Statement/Prospectus. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     3.8  Board Approval.  The Board of Directors of Parent has approved this
          --------------
Agreement, the Company Voting Agreements, the Merger and the other transactions contemplated by this Agreement.


                                  Article IV
                      Conduct Prior to the Effective Time

     4.1  Conduct of Business by Company.  During the period from the date of
          ------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in all material respects in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, Company will promptly notify Parent of any material event involving its business or operations.

     In addition, except as permitted by the terms of this Agreement, and except as provided in Part 4.1 of the Company Letter, without the prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not do any of the following and shall not permit its subsidiaries to do any of the following:

          (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or repurchase of restricted stock (including Company Restricted Stock), or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (b) Grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to Parent, or adopt any new severance plan;

          (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company Intellectual Property, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

          (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

          (e) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company or its subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

          (f) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into, or exercisable or exchangeable for, shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible, exercisable or exchangeable securities, other than (i) grants of Company Options to newly hired employees, consistent with Company's past practices regarding such grants, not to exceed Company Options in respect of 100,000 shares of Company Common Stock in the aggregate, and (ii) the issuance delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Company Options or Company Warrants outstanding as of July 9, 1999 and Company Options granted pursuant to the preceding clause (i);

          (g) Cause, permit or propose any amendments to its Articles of Incorporation, Bylaws or other charter documents (or similar governing instruments of any of its subsidiaries);

          (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company or enter into any material joint ventures, strategic partnerships or alliances;

          (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Company;

          (j) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

          (k) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan; enter into, amend, terminate or waive any rights under any employment agreement or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"); pay any special bonus or special remuneration to any director or employee; increase the salaries or wage rates or fringe benefits (other than in the ordinary course of business, consistent with past practice) of, or make any change with respect to the rights to severance, indemnification, acceleration of options, or lapse or termination of repurchase or similar rights of Company Restricted Stock for, its directors, officers, employees or consultants; change in any material respect any management policies or procedures;

          (1) Make any payments outside of the ordinary course of business in excess of $50,000 in the aggregate, or any capital expenditures, capital additions or capital improvements in excess of $100,000 in the aggregate;

          (m) Modify, amend or terminate any Company Contract or other contract or agreement to which Company or any subsidiary thereof is a party that is material to the Company and its subsidiaries as a whole or waive, release or assign any material rights or claims thereunder, other than (i) the modification, amendment or termination of Ordinary Course Agreements in the ordinary course of business, consistent with past practice or (ii) immaterial oral modifications or amendments in the ordinary course of business, consistent with past practice;

          (n) Enter into (i) any licensing, distribution, marketing, reseller, merchant services, advertising, sponsorship or other similar agreement other than in the ordinary course of business, consistent with Company's past practice, or (ii) any contracts, agreements, or obligations granting any exclusive distribution or other exclusive rights;

          (o) Materially revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (p)  [Intentionally omitted];

          (q) Pay, discharge or satisfy any material claim, liability or obligation arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Company Financials;

          (r) Enter into any Rights Agreement, or take or fail to take any action which would, or could reasonably be expected to, cause the Company's representations set forth in Section 2.21 to be or become untrue in any respect; or

          (s) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (r) above.

                                   Article V
                             Additional Agreements

     5.1  Proxy Statement/Prospectus; Registration Statement: Antitrust and
          -----------------------------------------------------------------
Other Filings. As promptly as practicable after the execution of this Agreement,
-------------
Company and Parent will prepare and file with the SEC, the Prospectus/Proxy Statement and Parent will prepare and file with the SEC the Registration Statement in which the Prospectus/Proxy Statement will be included as a prospectus. Each of Company and Parent will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and each of Company and Parent will cause the Prospectus/Proxy Statement to be mailed to Company's stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file (i) with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties (the "Antitrust Filings") and (ii) any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Company and Parent each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 5.1. Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Prospectus/Proxy Statement or any Antitrust Filings or Other Filings or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Prospectus/Proxy Statement, the Merger or any Antitrust Filing or Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this
Section 5.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Prospectus/Proxy Statement, the Registration Statement or any Antitrust Filing or Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Company, such amendment or supplement. Notwithstanding the foregoing, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates or Company or the holding separate of the shares of Company Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock.


     5.2  Meeting of Company Stockholders.
          -------------------------------

          (a) Company will take all action necessary in accordance with the Nevada Law and its Articles of Incorporation and Bylaws to call, notice, convene and hold the Company Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon approval of this Agreement, the Merger and the Articles Amendment. Subject to Section 5.2(c), Company will solicit from its stockholders proxies in favor of the approval of this Agreement, the Merger and the Articles Amendment, and will use its commercially reasonable efforts to take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Nevada Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to Company's stockholders in advance of a vote on this Agreement, the Merger and the Articles Amendment or, if as of the time for which Company Stockholders' Meeting is originally scheduled (as set forth in the Prospectus/Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company's Stockholders' Meeting. Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted prior to and separate from any meeting of Company's stockholders at which any Acquisition Proposal or Acquisition Transaction is considered or voted upon. Company will use its commercially reasonable efforts to ensure that all proxies solicited by Company in connection with the Company Stockholders' Meeting are solicited in compliance with the Nevada Law, its Articles of Incorporation and Bylaws, the rules of Nasdaq and all other applicable legal requirements. Company's obligation to call, give notice of, convene, hold and conduct the Company Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal (as defined in Section 5.4) (including a Superior Offer (as defined in Section 5.2(c)), or by any withdrawal, amendment or modification of the recommendation of the Board of Directors of Company to Company's stockholders to approve this Agreement and the Merger.

          (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall unanimously recommend that Company's stockholders vote in favor of and approve this Agreement, the Merger and the Articles Amendment at the Company Stockholders' Meeting; (ii) the Prospectus/Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that Company's stockholders vote in favor of and approve this Agreement, the Merger and the Articles Amendment at the Company Stockholders' Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of Company that Company's stockholders vote in favor of and approve this Agreement, the Merger and the Articles Amendment. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous, provided that, for all purposes of this Agreement, an action by the Board of Directors of Company or a committee thereof shall be unanimous if each member of such Board of Directors or committee has approved such action other than (i) any such member who has appropriately abstained from voting on such matter because of an actual or potential conflict of interest and
(ii) any such member who is unable to vote in connection with such action as a result of death or disability.

          (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) Company shall have provided written notice to Parent (a "Notice of Superior Offer") advising Parent that Company has received a Superior Offer, specifying all of the material terms and conditions of such Superior Offer and identifying the person or entity making such Superior Offer,
(iii) Parent shall not have, within five business days of Parent's receipt of the Notice of Superior Offer, made an offer that the Company Board by a majority vote determines in its good faith judgment (after consultation with its financial adviser) to be at least as favorable to the Company's stockholders as such Superior Offer (it being agreed that the Board of Directors of Company shall convene a meeting to consider any such offer by Parent promptly following the receipt thereof), (iv) the Board of Directors of Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary obligations to the Company's stockholders under applicable law and (v) the Company shall not have violated any of the restrictions set forth in Section 5.4 or this Section 5.2. The Company shall provide Parent with at least three business days prior notice (or such lesser prior notice as provided to the members of the Company's Board of Directors but in no event less than twenty-four hours) of any meeting of the Company's Board of Directors at which the Company's Board of Directors is reasonably expected to consider any Acquisition Proposal (as defined in Section 5.4) to determine whether such Acquisition Proposal is a Superior Offer. Subject to applicable laws, nothing contained in this Section 5.2 shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of the Company shall have been withdrawn, amended or modified). For purposes of this Agreement "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving Company pursuant to which the stockholders of Company immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction or (ii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or a two step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving Company), directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of Company, on terms that the

Board of Directors of Company determines, in its reasonable judgment (after consultation with its financial adviser) to be more favorable to Company's stockholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the reasonable judgment of the Board of Directors of Company to be obtained by such third party on a timely basis.

          (d) Nothing contained in this Agreement shall prohibit Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

     5.3  Confidentiality; Access to Information.
          --------------------------------------

          (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement (as defined in the Company Letter), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b)  Access to Information.  Company will afford Parent and its
               ---------------------
accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4  No Solicitation.
          ---------------

          (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as hereinafter defined); (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; (iii) engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions; (iv) except as permitted by Section 5.2(c), approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent or similar document or any contract, agreement, agreement in principle or commitment contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the approval of this Agreement and the Merger at the Company Stockholders' Meeting, this Section 5.4(a) shall not prohibit Company from furnishing nonpublic information regarding Company and its subsidiaries to, or entering into discussions with, any person or group who has submitted (and not withdrawn) to

Company an unsolicited, written, bona fide Acquisition Proposal that the Board of Directors of Company reasonably concludes (after consultation with its financial adviser) may constitute a Superior Offer if (1) neither Company nor any representative of Company or its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4, (2) the Board of Directors of Company concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into any such discussions with, such person or group, Company gives Parent written notice of the identity of such person or group and all of the material terms and conditions of such Acquisition Proposal and of Company's intention to furnish nonpublic information to, or enter into discussions with, such person or group, and Company receives from such person or group an executed confidentiality agreement containing terms at least as restrictive with regard to Company's confidential information as the Confidentiality Agreement, (4) Company gives Parent at least three business days advance notice of its intent to furnish such nonpublic information or enter into such discussions, and (5) contemporaneously with furnishing any such nonpublic information to such person or group, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Company and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section 5.4 by Company.

     For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of the Company or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of the Company, or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of the Company; or (C) any liquidation or dissolution of the Company.

          (b)  In addition to the obligations of Company set forth in paragraph
(a) of this Section 5.4, Company as promptly as practicable shall advise Parent orally and in writing of any request for non-public information or any other inquiry which Company reasonably believes could lead to an Acquisition Proposal or of any Acquisition Proposal, the material terms and conditions of such request, inquiry or Acquisition Proposal, and the identity of the person or group making any such request, inquiry or Acquisition Proposal. Company will keep Parent informed as promptly as practicable in all material respects of the status and details (including material amendments or proposed amendments) of any such request, inquiry or Acquisition Proposal.

     5.5  Public Disclosure.  Parent and Company will consult with each other,
          -----------------
and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

     5.6  Reasonable Efforts; Notification.
          --------------------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective in an expeditious manner, the Merger and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity,
(iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Parent nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its affiliates or Company or the holding separate of the shares of Company Common Stock or imposing or seeking to impose any limitation on the ability of Parent or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of Company Common Stock.

          (b) Each of Company and Parent will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Entity in connection with the Merger, (iii) any litigation relating to, involving or otherwise affecting Company, Parent or their respective subsidiaries that relates to the consummation of the Merger. Company shall give prompt notice to Parent of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Parent shall give prompt notice to Company of any representation or warranty made by it or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2 would not be satisfied, provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.7  Third Party Consents.  As soon as practicable following the date
          --------------------
hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     5.8  Stock Options.
          -------------

          (a) At the Effective Time, each outstanding Company Option, whether or not then exercisable, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Continuous employment with Company or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time.

          (b) It is intended that Company Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent such Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.8 shall be applied consistent with such intent.

          (c) At the Effective Time, each Company Warrant, whether or not then exercisable, will be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Warrant immediately prior to the Effective Time (including any vesting provisions), except that (i) each Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

     5.9  Registrations.  Parent agrees to file a registration statement on
          -------------
Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as is reasonably practicable after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding. Parent agrees to file at its expense a registration statement on Form S-3 for the shares of Parent Common Stock issuable with respect to Company Warrants assumed by Parent hereunder as soon as is reasonably practicable after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for a period ending on the one year anniversary of the Effective Time. The registration rights granted hereunder shall be subject to customary blackout periods imposed by Parent in its discretion.

     5.10 Indemnification.  From and after the Effective Time, Parent will cause
          ---------------
the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements between Company and its directors and officers as of the Effective Time (the "Indemnified Parties") and any indemnification provisions under Company's Articles of Incorporation or Bylaws as in effect on the date hereof. The Articles of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are substantially as favorable to the Indemnified Parties as those contained in the Articles of Incorporation and Bylaws of Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Company, unless such modification is required by law. This Section 5.10 shall survive the consummation of the Merger, is intended to benefit Company, the Surviving Corporation and each Indemnified Party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the Indemnified Parties. For a period of six years after the Effective Time, Parent will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms comparable to those applicable to the current directors and officers of Company; provided, however, that in no event will Parent or Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by Company for such coverage, and if the annual premium for such coverage exceeds 150% of such existing annual premium, Parent or Surviving Corporation shall maintain insurance policies which provide the maximum coverage available at an annual premium equal to 150% of such amount.

     5.11  Nasdaq Listing.  Prior to the Effective Time, Parent agrees to
           --------------
authorize for listing on the Nasdaq Stock Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance

     5.12  Affiliates; Restrictive Legend.  Not less than five business days
           ------------------------------
prior to the Closing, Company will deliver to Parent a complete list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 promulgated under the Securities Act. Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received pursuant to the Merger by any stockholder of the Company who may reasonably be deemed to be an affiliate of Company and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance:


     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A
     TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) UNDER SUCH ACT.

     5.13  Letter of Company's Accountants.  Company shall use all reasonable
           -------------------------------
efforts to cause to be delivered to Parent a letter of Arthur Andersen LLP, dated no more than two business days before the date on which the Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     5.14  Takeover Statutes.  If any "control share acquisition", "fair price",
           -----------------
"moratorium" or other similar anti-takeover statute or regulation is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and Company and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

     5.15  Certain Employee Benefits.  As soon as practicable after the
           -------------------------
execution of this Agreement, Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate Company Employee Plans immediately prior to the Effective Time if appropriate) so as to provide benefits to Company employees generally equivalent in the aggregate to those provided to similarly situated employees of Parent. In addition, Company agrees that it and its subsidiaries shall terminate any and all severance, separation, retention and salary continuation plans, programs or arrangements (other than contractual agreements disclosed in Part 5.15 of the Company Letter) prior to the Effective Time.

     5.16  Amendment of Company's Articles.  Company agrees that at the Company
           -------------------------------
Stockholders' Meeting, in addition to seeking the approval of this Agreement and the Merger by Company's stockholders, Company shall also seek the approval of Company's stockholders, by the vote required under applicable law, of an amendment of Company's Articles of Incorporation to delete in its entirety
Article VI.C. thereof (such amendment, the "Articles Amendment").

     5.17  Parent Warrant.  At the Effective Time, Parent shall issue to First
           --------------
Data a warrant in substantially the form attached hereto as Exhibit A (the "Parent Warrant"). At the time of issuance, the Parent Warrant shall entitle the holder thereof to purchase 2,300,000 shares of Parent Common Stock at an exercise price of $36.9565 per share; provided, however, that if the Parent Warrant had been issued on the date hereof with such terms and prior to the time at which it is actually issued pursuant to this Section 5.17, the number of shares of Parent Common Stock covered by the Parent Warrant, the exercise price per share or the type of securities deliverable upon exercise of the Parent Warrant would have been adjusted or changed pursuant to the terms of the Parent Warrant, the Parent Warrant shall be issued with such adjustments or changes. First Data is an intended third party beneficiary of this Section 5.17.


                                  Article VI
                           Conditions to the Merger

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)  Company Stockholder Approval. This Agreement and the Merger shall
               ----------------------------
have been approved by the requisite vote of the stockholders of Company under applicable law and the governance documents of the Company.

          (b)  Registration Statement Effective; Proxy Statement.  The SEC shall
               -------------------------------------------------
have declared the Registration Statement effective. No stop order suspending the effectiveness of the

Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

          (c)  No Order; HSR Act.  No Governmental Entity shall have enacted,
               -----------------
issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, or prohibiting Parent's ownership or operation of, or compelling Parent to dispose of or hold separate, all or a material portion of the business or assets of Company or its subsidiaries. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approvals required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

          (d)  Tax Opinions. Parent and Company shall each have received written
               ------------
opinions from their respective tax counsel (Fenwick & West LLP and Latham & Watkins LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

          (e)  Nasdaq Listing. The shares of Parent Common Stock to be issued in
               --------------
the Merger shall have been approved for quotation on the Nasdaq Stock Market.

     6.2  Additional Conditions to Obligations of Company.  The obligation of
          -----------------------------------------------
Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

          (a)  Representations and Warranties.  Each representation and warranty
               ------------------------------
of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent at the Closing Date, and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Parent Schedules made or purported to have been made after the execution of this

Agreement shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b)  Agreements and Covenants.  Parent and Merger Sub shall have
               ------------------------
performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

          (c)  Material Adverse Effect.  No Material Adverse Effect with respect
               -----------------------
to Parent shall have occurred since the date of this Agreement and be continuing.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub.
          -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which (subject to Section 8.5) may be waived, in writing, exclusively by Parent:

          (a)  Representations and Warranties. Each representation and warranty
               ------------------------------
of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company at the Closing Date; provided, however, such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Sections 2.2(a) and
(b), 2.3, 2.18, 2.20 and 2.21 (which representations shall be true and correct at the applicable times in all material respects) and (B) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications set forth in the preceding clause (A)) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Letter made or purported to have been made after the execution of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized officer of the Company.

          (b)  Agreements and Covenants.  Company shall have performed or
               ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date; provided, that this condition shall be deemed to be satisfied with respect to the agreements and covenants required by this Agreement to be performed or complied with by Company set forth in the introductory language in Section 4.1, or Sections 4.1(c), 4.1(i), 4.1(l), 4.1(m), 4.1(n), 4.1(o), 4.1(q), or 4.1(s) as
4.1(s) relates to clauses (c), (i), (l), (m), (n), (o) or (q) of Section 4.1 if such nonperformance of any such agreement or covenant does not or would not have a Material Adverse Effect on Company; and, provided, further, that this condition shall be deemed to be satisfied with respect to the agreements and covenants required by this Agreement to be performed or complied with by Company set forth in Sections 5.1, 5.3, 5.5, 5.6, 5.7, 5.12, 5.13, 5.15 if such nonperformance of
any such agreement or covenant does not or would not have a material adverse effect on the ability or likelihood of the parties hereto to consummate the Merger. Parent shall have received a certificate with respect to this condition signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

          (c) Material Adverse Effect.  No Material Adverse Effect with respect
              -----------------------
to Company shall have occurred since the date of this Agreement and be continuing.

          (d) Consents.  Company shall have obtained all consents, waivers and
              --------
approvals required in connection with the consummation of the transactions contemplated hereby, the failure of which to obtain, individually or in the aggregate, would have a Material Adverse Effect on Company.

          (e) Employment and Noncompetition Agreements.  Each Amended Employment
              ----------------------------------------
Agreement shall be in full force and effect. Richard Rosenblatt, and at least two of Phillip Windley, Joseph Ruskiewicz and Steven Fulling, shall each be employed by Company. Each Noncompetition Agreement shall be in full force and effect.

          (f) First Data Transactions.  Each of the First Data Agreements shall
              -----------------------
be in full force and effect.

          (g) Amendment of Articles.  The Articles Amendment shall have been
              ---------------------
approved by the requisite vote of the stockholders of Company under applicable law and the governance documents of Company.



                                  Article VII
                       Termination, Amendment and Waiver



     7.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time, whether before or after the requisite approval of the Company's stockholders:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

          (b) by either Company or Parent if the Merger shall not have been consummated by March 1, 2000 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d) by either Company or Parent if the required approval of Company's stockholders contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company's stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Company where the failure to obtain the Company stockholder approval shall have been caused by (i) the action or failure to act of Company and such action or failure to act constitutes a breach by Company of this Agreement or (ii) a breach of any Company Voting Agreement by any party thereto other than Parent;

          (e) by Parent (at any time prior to the approval of this Agreement and the Merger by the required vote of the stockholders of Company) if a Triggering Event (as defined below) shall have occurred.

          (f) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 7.1(f) for 30 days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (f) if such breach by Parent is cured during such 30-day period, or if Company shall have materially breached this Agreement); or

          (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(g) for 30 days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (g) if such breach by Company is cured during such 30-day period, or if Parent shall have materially breached this Agreement).

          For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of Company or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of the approval of this Agreement or the Merger; (ii) Company shall have failed to include in the Proxy Statement/Prospectus the unanimous recommendation of the Board of Directors of Company in favor of the approval of this Agreement and the Merger; (iii) the Board of Directors of Company fails to reaffirm its unanimous recommendation in favor of the adoption and approval of this Agreement and the Merger within 10 business days after Parent requests in writing that such recommendation be reaffirmed at any time following the public announcement of an Acquisition Proposal; (iv) the Board of Directors of Company or any committee thereof shall have approved or publicly recommended any Acquisition Proposal;
(v) Company shall have entered into any letter of intent of similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or
(vi) a tender or exchange offer relating to securities of Company shall have been commenced by a Person unaffiliated with Parent, and Company shall not have sent to its stockholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that Company recommends rejection of such tender or exchange offer.

     7.2  Notice of Termination; Effect of Termination.  Any termination of
          --------------------------------------------
this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of such party's representations, warranties, covenants or agreements in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

     7.3  Fees and Expenses.
          -----------------

          (a) General.  Except as set forth in this Section 7.3, all fees and
              -------
expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

          (b) Company Payments.  In the event that this Agreement is terminated
              ----------------
by Parent pursuant to Sections 7.1(e), (i) Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a fee equal to $2,500,000 in immediately available funds, and (ii) if, within 15 months following the termination of this Agreement, a Company Acquisition (as defined below) is consummated or Company enters into an agreement providing for a Company Acquisition, Company shall promptly, but in no event later than two days after the consummation of such Company Acquisition or the entry by the Company into such agreement, pay Parent a fee equal to $19,600,000 in immediately available funds. In the event that (i) this Agreement is terminated by Parent or Company, as applicable, pursuant to
Section 7.1(d), (ii) following the date hereof and prior to the termination of this Agreement, a third party has publicly announced an Acquisition Proposal and
(iii) within 15 months following the termination of this Agreement, a Company Acquisition is consummated or the Company enters into an agreement providing for a Company Acquisition, Company shall promptly, but in no event later than two days after the consummation of such Company Acquisition or the entry by the Company into such agreement, pay Parent a fee equal to $22,100,000 in immediately available funds. For the purposes of this Agreement, "Company Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement); (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by the Company of assets representing in excess of 50% of the aggregate fair market value of the Company's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the Company. Company acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) , and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this Section 7.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

     7.4  Amendment.  Subject to applicable law, this Agreement may be amended
          ---------
by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and Company.

     7.5  Extension; Waiver.  At any time prior to the Effective Time any
          -----------------
party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                  Article VIII
                               General Provisions

     8.1  Non-Survival of Representations and Warranties.  The representations
          ----------------------------------------------
and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

     8.2  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               At Home Corporation
               425 Broadway
               Redwood City, California 94063
               Attention: Chief Executive Officer
               Fax No.: 650-596-5100

               with a copy to:

               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, California 94306
               Attention:  Gordon K. Davidson
               Douglas N. Cogen
               Fax No.: 650-494-1417

          (b)  if to Company, to:

               iMALL, Inc.
               233 Wilshire Boulevard, Suite 820
               Santa Monica, California 90401
               Attention: Chief Executive Officer
               Fax No.: 310-309-4100
               with a copy to:

               Latham & Watkins
               633 West 5th Street
               Los Angeles, California 90071
               Attention: Paul Tosetti
               Fax No.: 213-891-8763

     8.3  Interpretation; Certain Defined Terms.
          -------------------------------------

          (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. Reference to a statute, regulation or agreement shall include all amendments thereto.

          (b) For purposes of this Agreement, the term "knowledge" as applied to a party hereto, means, with respect to any matter in question, that any of the officers or directors of such party has actual knowledge of such matter, after reasonable inquiry of such matter.

          (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries, except to the extent that any such change, event, violation, inaccuracy, circumstance or effect directly and primarily results from (i) changes in general economic conditions or changes affecting the industry generally in which such entity operates (provided that such changes do not affect such entity in a materially disproportionate manner),
(ii) changes in the trading prices for such entity's capital stock, or (iii) the announcement or pendency of the Merger; provided, that in any litigation regarding this definition, Company shall be required to sustain the burden of proving by clear and convincing evidence that the exclusion set forth in clause
(iii) is applicable.

          (d) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

          (e) For purposes of this Agreement, a "subsidiary" of a specified entity will be any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

          (f) For purposes of this Agreement, an action by the Board of Directors of Company or a committee thereof shall be "unanimous" if each member of such Board of Directors or committee has approved such action other than (i) any such member who has appropriately abstained from voting on such matter because of an actual or potential conflict of interest and (ii) any such member who is unable to vote in connection with such action as a result of death or disability.

     8.4  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.5  Entire Agreement; Third Party Beneficiaries.  This Agreement and the
          -------------------------------------------
documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Letter and the Parent Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being agreed that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Sections 5.10 or 5.17. Neither the condition contained in Section 6.3(f) may be waived, nor may Section 5.17 or this sentence be amended, by Parent or Merger Sub, without the prior written consent of First Data, who is made a third party beneficiary of this sentence.

     8.6  Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.7  Other Remedies; Specific Performance.  Except as otherwise provided
          ------------------------------------
herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     8.8   Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation, and issues involving the consummation and effects of the Merger shall be governed by the laws of the State of Nevada.

     8.9   Rules of Construction.  The parties hereto agree that they have been
           ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     8.10  Assignment.  No party may assign either this Agreement or any of
           ----------
its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section shall be void.

     8.11  WAIVER OF JURY TRIAL.  EACH OF PARENT, COMPANY AND MERGER SUB
           --------------------
HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

                                    At Home Corporation


                                    By: /s/ Mark Stevens
                                        -------------------------------
                                    Name:  Mark Stevens
                                    Title: Executive Vice President
                                           General Counsel


                                    Shop Nevada, Inc.


                                    By: /s/ Mark Stevens
                                        -------------------------------
                                    Name:  Mark Stevens
                                    Title: President


                                    iMALL, Inc.


                                    By: /s/ Richard Rosenblatt
                                        -------------------------------
                                    Name:  Richard Rosenblatt
                                    Title: Chairman of the Board and
                                           Chief Executive Officer


                         [Agreement and Plan of Merger]

                                                                       EXHIBIT A


                              AT HOME CORPORATION
                     WARRANT FOR THE PURCHASE OF SHARES OF
                      COMMON STOCK OF AT HOME CORPORATION
                          ISSUE DATE ________ __, 1999


WARRANT NO. __                                       [2,300,000]* WARRANT SHARES


     THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL THAT SUCH REGISTRATION, QUALIFICATION OR OTHER SUCH ACTIONS ARE NOT REQUIRED UNDER ANY SUCH LAWS.

          FOR VALUE RECEIVED, At Home Corporation, a Delaware corporation (the "Company"), hereby certifies that First Data Merchant Services Corporation, a Florida corporation, its successor or permitted assigns (collectively, the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, a number of the fully paid and non-assessable shares of Series A Common Stock of the Company, par value $.01 per share (the "Common Stock"), equal to the Warrant Share Amount (as hereinafter defined) at a purchase price per share equal to the Exercise Price (as hereinafter defined).

          SECTION 1. Definitions. (a) The following terms, as used herein, have the following meanings:

          "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized by law to close.

          "Certificate of Incorporation" means the Certificate of Incorporation, as amended, of the Company.

____________________
* The actual number shall be subject to anti-dilution adjustment as provided in the Merger Agreement.

          "Closing Price" on any day means: (1) if the shares of Common Stock then are listed and traded on a national securities exchange, the closing price on such day as reported by such national securities exchange on which the shares of Common Stock are listed and traded; (2) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of The National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (3) if the shares of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and the lowest reported asked price on such day as reported by NASDAQ.

          "Common Share Equivalent" means, with respect to any security of the Company and as of a given date, a number which is, (i) in the case of a share of Common Stock, one, (ii) in the case of all or a portion of any right, warrant or other security which may be exercised for a share or shares of Common Stock, the number of shares of Common Stock receivable upon exercise of such security (or such portion of such security), and (iii) in the case of any security convertible or exchangeable into a share or shares of Common Stock, the number of shares of Common Stock that would be received if such security were converted or exchanged on such date.

          "Common Stock" shall have the meaning set forth in the first paragraph hereof.

          "Company" shall have the meaning set forth in the first paragraph hereof.

          "Exercise Price" means a price per Warrant Share equal to [$36.9565]**.


          "Expiration Date" means 5:00 p.m., New York City time on October 30, 2003.

          "Fair Market Value" as at any date of determination means, as to shares of the Common Stock, if the Common Stock is publicly traded at such time, the average of the daily Closing Prices of a share of Common Stock for the ten
(10) consecutive trading days ending on the most recent trading day prior to the date of determination. If the shares of Common Stock are not publicly traded at such time, and as to all things other than the Common Stock, Fair Market Value shall be determined in good faith by an independent nationally recognized investment banking firm selected by the Company and acceptable to the Holder and which shall have no other substantial relationship with the Company.

          "Holder" shall have the meaning set forth in the first paragraph hereof.

          "Person" means an individual, partnership, corporation, limited liability company, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


_________________
**  Subject to anti-dilution adjustment as provided in the Merger Agreement.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Warrant Share Amount" means 2,300,000 (Two Million Three Hundred Thousand Dollars)*** shares of Common Stock as such number may be adjusted pursuant to Sections 7 and 9.


          "Warrant Shares" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

          SECTION 2.  Exercise of Warrant.

          (a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall deliver to the Company this Warrant, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the number of Warrant Shares equal to the Warrant Share Amount (or, in the case of a partial exercise of this Warrant, a ratable number of such shares), notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be actually delivered to the Holder.

          (b) At the option of the Holder, the Exercise Price may be paid in cash (including by wire transfer of immediately available funds) or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Exercise Price may also be paid in whole or in part by reducing the number of shares of Common Stock issuable to the Holder by a number of shares of Common Stock that have a Fair Market Value equal to the Exercise Price which otherwise would have been paid (so that the net number of shares of Common Stock issued in respect of such exercise shall equal the number of shares of Common Stock that would have been issuable had the Exercise Price been paid entirely in cash, less a number of shares of Common Stock with a Fair Market Value equal to the portion of the Exercise Price paid in kind). The Company shall pay any and all documentary, or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer involved in the issue or delivery of Warrants or Warrant

_______________
*** The actual number shall be subject to anti-dilution adjustment as provided in the Merger Agreement.

Shares (or other securities or assets) in a name other than that in which the Warrants so exercised were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of such transfer tax or has established, to the satisfaction of the Company, that such transfer tax has been paid.

          (c) If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Company and a new Warrant of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant in the name of the Holder or in such name or names of its transferee pursuant to Section 6 as may be directed in writing by the Holder and deliver the new Warrant to the Person or Persons entitled to receive the same.

          (d) Upon surrender of this Warrant in conformity with the foregoing provisions, the Company shall, subject to the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, transfer to the Holder of this Warrant appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 5, subject to any required withholding.

          SECTION 3. Restrictive Legend. Each certificate representing shares of Common Stock issued pursuant to this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant.

          SECTION 4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. The Company hereby represents and agrees that all such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive or similar rights, except to the extent imposed by or as a result of the status, act or omission of, the Holder.

          SECTION 5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value thereof; provided, however, that, in the event that the Company combines or reclassifies the outstanding shares of its

Common Stock into a smaller number of shares, it shall be required to issue fractional shares to the Holder if the Holder exercises all or any part of this Warrant, unless the Holder has consented in writing to such reduction and provided the Company with a written waiver of its right to receive fractional shares in accordance with this Section 5.

                  SECTION 6.  Transfer, Exchange or Assignment of Warrant.

                  (a) Each taker and holder of this Warrant by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

                  (b) Subject to the requirements of state and federal securities laws, the Holder shall be entitled, without obtaining the consent of the Company, to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons; provided, however, that unless such transfer is pursuant to an effective registration statement under the Securities Act, as a condition to any such transfer the Company shall be entitled to receive an opinion of counsel that such transfer is exempt from the registration and prospectus delivery requirements of the Securities Act and any applicable qualification requirements of any state securities laws. Purported transfers in violation hereof shall be void. Subject to the first sentence of this Section 6(b), upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

                  (c) Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification or security reasonably required by the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

                  (d) The Company shall pay all expenses, documentary or similar issue taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

                  SECTION 7. Anti-Dilution Provisions. So long as any Warrants are outstanding, the Warrant Share Amount shall be subject to change or adjustment as follows:

                  (a) Common Stock Dividends, Subdivisions, Combinations. In case the Company shall (i) pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, (ii) subdivide or split the outstanding shares of its Common Stock into a larger number of shares, or
(iii) combine the outstanding shares of its Common

Stock into a smaller number of shares, then in each such case the Warrant Share Amount shall be adjusted to equal the number of such shares to which the holder of this Warrant would have been entitled upon the occurrence of such event had this Warrant been exercised immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of shareholders entitled thereto. An adjustment made pursuant to this Section 7(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) Reorganization or Reclassification. In case of any capital reorganization or any reclassification or similar transaction affecting the capital stock of the Company pursuant to a transaction not the subject of
Section 9 below, this Warrant shall thereafter be exercisable for the number of shares of capital stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock or other transaction, as the case may be, by a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made for the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of capital stock or other securities or property thereafter deliverable upon the exercise of this Warrant. An adjustment made pursuant to this Section 7(b) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (c) Distributions of Assets or Securities Other than Common Stock. Until October 30, 2001, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of its capital stock (other than Common Stock), or other debt or equity securities or evidences of indebtedness of the Company, or options, rights or warrants to purchase any of such securities, cash or other assets, then in each such case the Exercise Price shall be adjusted by subtracting from the Exercise Price immediately prior to the date of such dividend or distribution an amount equal to the Fair Market Value of the portion of the securities, cash, other assets or evidences of indebtedness so distributed applicable to one share of Common Stock. An adjustment made pursuant to this Section 7(c) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. In no event shall the Exercise Price be reduced below zero in the event of an adjustment pursuant to this Section 7(c).

                  (d) Exercise Price Adjustment. Upon each adjustment of the Warrant Share Amount pursuant to this Section 7, the Exercise Price shall thereafter be equal to an adjusted Exercise Price determined (to the nearest cent) by multiplying the Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Share Amount in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Share Amount in effect immediately after such adjustment.

                  (e) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

                  (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Warrant Share Amount pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (1) such adjustments and readjustments and (2) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

                  (g) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 7, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder is entitled to receive upon exercise thereof.

                  (h) Notice of Adjustment. Upon the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Section 7, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted Warrant Share Amount determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president, chief financial officer or secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any Holder of a Warrant executed and delivered pursuant to Section 6(b) and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder or any such Holder.

                  SECTION 8. Intentionally Omitted.

                  SECTION 9. Consolidation, Merger or Sale or Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company to the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer. Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such securities, cash and other property. The provisions of this Section 9 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

                  SECTION 10. Notices. Any notice, demand or delivery required or permitted by this Warrant shall be in writing and shall be given to the Holder or to the Company, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

         If to the Company:         At Home Corporation
                                    425 Broadway Street
                                    Redwood City, CA  94063
                                    Attention:  General Counsel
                                    Facsimile:  (650) 482-4606

         If to the Holder:          First Data Merchant Services Corporation
                                    6200 South Quebec Street
                                    Englewood, Colorado  80111
                                    Attention:  President
                                    Facsimile:  (303) 488-8705

                                             -and-

                                    First Data Merchant Services Corporation
                                    6200 South Quebec Street
                                    Englewood, Colorado  80111
                                    Attention:  General Counsel
                                    Facsimile:  (303) 889-6566
         with a copy to:   Sidley & Austin
                           One First National Plaza
                           Chicago, IL  60603
                           Attention:  Frederick C. Lowinger, Esq.
                                       Michael A. Gordon
                           Facsimile:  (312) 853-7036

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy, or (ii) if given by any other means, when received at the address specified herein.

                  SECTION 11. Rights of the Holder. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company, except as may be specifically provided for herein.

                  SECTION 12. Governing Law. This Warrant and all rights arising hereunder shall be construed and determined in accordance with the internal laws of the State of Delaware and the performance thereof shall be governed and enforced in accordance with such laws.

                  SECTION 13. Amendments; Waivers. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 14. Interpretation. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Warrant, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. References to a person are also to its permitted successors and assigns and, in the case of an individual, to his heirs and estate, as applicable. If the Holder represents more than one Person, then wherever in this Warrant there is contemplated any authorization, direction or other action by the Holder such authorization, direction or other action shall be deemed to have been effected if the holders of

Warrants (or portions of this Warrant) covering a majority of the Warrant Shares approve in writing such authorization, direction or other action.


                  IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first above written.


                                      AT HOME CORPORATION


                                      By:___________________________________
                                      Name:
                                      Title:
ATTEST:


By:_____________________________________
   Name:
   Title:


ACKNOWLEDGE AND AGREED:


FIRST DATA MERCHANT SERVICES CORPORATION


By:_____________________________________
   Name:
   Title:

                      WARRANT EXERCISE SUBSCRIPTION FORM

               (To be executed only upon exercise of the Warrant
                after delivery of the Warrant Exercise Notice)

To: At Home Corporation

         The undersigned irrevocably exercises the Warrant for the purchase of __________ shares (the "Shares") of Series A Common Stock, par value $.01 per share ("Common Stock"), of At Home Corporation (the "Company") at an exercise price of $_______ per Share and herewith makes payment of $__________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check or, if permitted by the terms of paragraph (b) of Section 2 of the Warrant, by the reduction of the number of shares of Common Stock that otherwise would be issued upon this exercise by the number of shares of Common Stock that have a value equal to such exercise price), all on the terms and conditions specified in this Warrant, surrenders this Warrant and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

 Date: _______ __, ____.

                                       ______________________________________
                                       (Name - Please Print)

                                       ______________________________________
                                       (Signature of Owner)

                                       ______________________________________
                                       (Street Address)

                                       ______________________________________
                                       (City) (State) (Zip Code)

 Securities and/or check to be issued to:

 Please insert social security or identifying number:


 Name:


 Street Address:

 City, State and Zip Code:

 Any unexercised portion of the Warrant evidenced by the within Warrant to be issued to:


 Please insert social security or identifying number:


 Name:


 Street Address:


 City, State and Zip Code:

                            WARRANT ASSIGNMENT FORM


 FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto

(the "Assignee"),                   (please type or print in block letters)

____________________________________________________________________________
                                                            (insert address)

its right to purchase up to _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_________________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


Signature: _____________________________________